                            ARTICLES OF INCORPORATION

                                       OF

                         Cinergy Wholesale Energy, Inc.

          The undersigned, for the purpose of organizing a corporation under the
     General Corporation Law of the State of Ohio, certifies:

          FIRST: The name of the corporation is:

                         Cinergy Wholesale Energy, Inc.

          SECOND:  The  address of the  corporation's  registered  office in the
     State of Ohio is the CT Corporation  System,  441 Vine Street,  Cincinnati,
     Ohio 45202,  County of Hamilton.  The name of its registered  agent at such address is The CT Corporation System.

          THIRD:  The purpose of the  corporation is to engage in any lawful act or  activity  for which  corporations  may be  organized  under the General
     Corporation Law of the State of Ohio.

          FOURTH:  The total  number of  shares of stock  which the  corporation shall have authority to issue is five hundred (500) shares of common stock, without par value.

          FIFTH:  The name and mailing address of the  incorporator is Kellie S.
     Van Swearingen, 139 East Fourth Street, 25 AT II, Cincinnati, Ohio 45202.

          SIXTH: A director of the corporation shall not be personally liable to the  corporation  or its  stockholders  for monetary  damages for breach of fiduciary  duty as a director,  except for  liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii)
     for  acts or  omissions  not in good  faith or  which  involve  intentional misconduct or a knowing  violation of law,  (iii) under Section  1701.95 of the Ohio General  Corporation  Law, or (iv) for any transaction  from which the director  derived any improper  personal  benefit.  If the Ohio General
     Corporation  Law is amended after the date of the filing of these  Articles to authorize  corporate action further eliminating or limiting the personal liability of directors,  then the liability of director of the  corporation shall be eliminated or limited to the fullest extent  permitted by the Ohio
     General  Corporation Law, as so amended.  No repeal or modification of this
     Article SIXTH shall apply to or have any effect on the liability or alleged liability  of any  director of the  corporation  for or with respect to any acts or  omissions  of such  director  occurring  prior to such  repeal  or modification.

          SEVENTH:  The  directors  shall  have  power to make,  alter or repeal regulations, except as may otherwise be provided in the regulations.

          EIGHTH:  Elections of directors need not be by written ballot,  except as may otherwise be provided in the regulations.

          WITNESS my signature this 27th day of November, 2000.

                          /s/ Kellie S. Van Swearingen
                          ----------------------------
                            Kellie S. Van Swearingen
                                Sole Incorporator